Exhibit 10.2

FIRST AMENDMENT TO
MULTI-TENANT INDUSTRIAL/COMMERCIAL LEASE (NET)

THIS FIRST AMENDMENT TO MULTI-TENANT INDUSTRIAL/ COMMERCIAL LEASE (NET) dated May 5, 2014 (this "First Amendment") is entered into by and between WESTCORE GREENVILLE, LLC, a Delaware limited liability company ("Lessor"), and ZELTIQ AESTHETICS, INC., a Delaware corporation ("Lessee"), with reference to the following:

RECITALS

WHEREAS, Lessor and Lessee entered into that certain Multi-Tenant Industrial/Commercial Lease (Net) dated October 3, 2013 (the "Lease"), for the lease of certain premises (the "Premises"), consisting of approximately 15,755 square feet, commonly known as Suite G located at 7085 Las Positas Road, Livermore, California. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease; and

WHEREAS, Lessor and Lessee desire by this First Amendment to amend the Lease in order to, among other things, (a) extend the Term for an additional twelve (12) month period; (b) provide for the Base Rent to be paid by Lessee for the Premises during the Extension Term (as defined below); and (c) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the Premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.     Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2.     Extension of Term. Lessor and Lessee acknowledge that the term of the Lease expires according to its tem1s on December 31, 2014. Notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree that provided that Lessee is at no time in Breach under the Lease prior to December 31,2014, the Expiration Date shall be extended such that the Lease shall terminate on December 31, 2015 (the "New Expiration Date"), unless sooner terminated in accordance with the terms of the Lease. The period from January 1, 2015 through the New Expiration Date shall be referred to herein as the "Extension Term."

3.     Base Rent During the Extension Term. Notwithstanding anything in the Lease to the contrary and in addition to paying all other amounts due under the Lease, including without limitation Lessee's Share of Common Area Operating Expenses, Lessee shall pay monthly Base Rent for the Premises during the Extension Term according to the following schedule:

Period                        Monthly Base Rent
January 1, 2015 -December 31, 2015                 $9,453.00

4.     Condition of the Premises. Lessee acknowledges that it has been and continues to be in possession of the Premises, is familiar with the condition of the Premises and accepts the Premises in its presently existing, "as is" condition, with all faults and without representation, warranty or improvements by Lessor of any kind whatsoever. Lessor hereby informs Lessee that the Premises have not undergone inspection by a Certified Access Specialist ("CASp"). The foregoing verification is included in this First Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Lessor's and
Lessee's respective responsibilities for compliance with construction-related accessibility standards as provided under the Lease. Lessee hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Industrial Center nor the Premises have undergone inspection by a CASp.

5.     Estoppel. Lessee hereby certifies and acknowledges, that as of the date hereof
(a) Lessor is not in default in any respect under the Lease, (b) Lessee does not have any defenses to its obligations under the

Lease, (c) Lessor is holding a security deposit in the amount of
$11,028.50 under the Lease, and (d) there are no offsets against rent payable under the Lease.
Lessee acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Lessor in entering into this First Amendment; (ii) such representations are being made by Lessee for pmposes of inducing Lessor to enter into this First Amendment; and (iii) Lessor is relying on such representations in entering into this First Amendment.

6.     Brokers. Lessee hereby represents and warrants to Lessor that Lessee has not entered into any agreement or taken any other action which might result in any obligation on the part of Lessor to pay any brokerage commission, finder's fee or other compensation with respect to this First Amendment, other than to CBRE, and Lessee agrees to indemnify and hold Lessor hannless from and against any losses, damages, costs or expenses (including without limitation, attorneys' fees) incurred by Lessor by reason of any breach or inaccuracy of such representation or warranty.

7.     Lessor's Limitation of Liabilitv. It is expressly understood and agreed that notwithstanding anything in the Lease (as hereby amended) to the contrary, and notwithstanding any applicable law to the contrary, the liability of Lessor under the Lease, as hereby amended (including any successor Lessor) and any recourse by Lessee against Lessor shall be limited solely and exclusively to the interest of Lessor in and to the Premises, and neither Lessor, nor any of its constituent partners or members, shall have any personal liability therefor, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee. Under no circumstances shall Lessor be liable for injury to Lessee's business or for any loss of income or profit therefrom.

8.     Lessor Exculpation. No present or future officer, director, employee, tmstee, partner, member, manager or agent of Lessor shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, tmstee, partner, member, manager or agent under or in connection with the Lease, as hereby amended, or any other document or instmment heretofore or hereafter executed in connection with the Lease, as hereby amended. Lessee hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Lessor provided by law or in any other contract, agreement or instrument.

9. Ratification. Except as otherwise specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Lease and this First Amendment, this First Amendment shall control.

10.     Attorneys' Fees. Should either party institute any action or proceeding to enforce or interpret this First Amendment or any provision thereof, for damages by reason of any alleged breach of this First Amendment or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all cost and expenses, including actual attorneys' and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term "attorneys' and other fees" shall mean and include attorneys' fees, accountants' fees, and any and all consultants' and other similar fees incurred in connection with the action or proceeding and preparations therefore. The term "action or proceeding" shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

11.     Submission. Submission of this First Amendment by Lessor to Lessee for examination and/or execution shall not in any manner bind Lessor and no obligations on Lessor shall arise under this First Amendment unless and until this First Amendment is fully signed and delivered by Lessor and Lessee; provided, however, the execution and delivery by Lessee of this First Amendment to Lessor shall constitute an irrevocable offer by Lessee of the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.

12. Counterparts. This First Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this First Amendment has been executed by the parties as of the date first referenced above.

"Lessor"

WESTCORE GREENVILLE, LLC,
a Delaware limited liability company

By:    WP Investments I, LLC,
a Delaware limited liability company its sole member

By:    Westcore Properties, LLC,
a Delaware limited liability company its sole member

By: /s/ Donald Ankeny
Name: Donald Ankeny
Title: Authorized Officer

"Lessee"

ZELTIQ AESTHETICS, INC.,
a Delaware corporation

By: /s/ Carl Lamm
Name: Carl Lamm
Title: VP Operations